EXHIBIT 99.1

LICENSE AGREEMENT

        THIS LICENSE AGREEMENT (this “Agreement”), made and entered into this __ day of July 2006 (the “Effective Date”), by and between CHILCO RIVER HOLDINGS INC., a Nevada corporation with its principle place of business at 355 Lemon Avenue, Suite C, Walnut, California 91789 (“LICENSEE”), and K.C. TECHNOLOGY, a Hong Kong corporation with its principle place of business at Suite 1111, Hang Lung Center AR, 2-28 Paterson Street, Causeway Bay, Hong Kong (“LICENSOR”).

RECITALS

        WHEREAS, LICENSEE and its subsidiaries and affiliates are engaged in the entertainment, gaming and hospitality businesses (the “Business”);

        WHEREAS, LICENSOR designs and manufactures various gaming products and owns rights in certain technology for gaming industry; and

        WHEREAS, LICENSEE desires to obtain an exclusive and perpetual license to use the LICENSOR’s technology to manufacture, market and distribute gaming products including an electronic data transfer device trademarked Smartbook (“SMARTBOOK”), on and exclusive and worldwide basis, pursuant to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, LICENSOR and LICENSEE hereby agree as follows:

1.	DEFINITIONS

a.	“Derivative Work” means a work that is based upon one or more preexisting works, such as revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted and that, if prepared without authorization of the owner of the preexisting work, would constitute copyright infringement or other infringement of proprietary rights of the owner therein.

b.	“Documentation” means all textual material relating to the Technology (as defined below), including, without limitation, design, blueprints, specifications, flow charts, operating instructions, and related technical information. Documentation shall also include full and complete user training program and documentation manuals and any other end-user materials. All of the Documentation of the Technology is listed on Exhibit A.

c.	“Intellectual Property Rights” means intellectual property rights, title and interests in the Technology, including but not limited to the following: (i) rights in patents, patent applications and patentable subject matter, whether or not the subject of an application, (ii) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (iii) rights in copyrightable subject matter or protectable designs, registered or unregistered, (iv) trade secrets, (v) know-how and (viii) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise.

d.	“LICENSEE Enhancements” means any enhancements, Derivative Works, improvements, changes, modifications or additions to the Technology, including all new releases, made, conceived or developed by or on behalf of Licensee, its affiliates or subsidiaries, or their respective employees or agents.

e.	“LICENSOR Enhancements” means any enhancements, Derivative Works, improvements, changes, modifications or additions to the Technology, including all new releases, made, conceived or developed by or on behalf of Licensor, its affiliates or subsidiaries, or their respective employees or agents.

f.	“Technology” means technology, tools, design, components, hardware, software, specifications necessary for the design and manufacturing of the gaming products (the specifications of which are set forth on Exhibit B attached hereto) and SMARTBOOK (the specifications of which are set forth on Exhibit C attached hereto), including but not limited to all written materials, data and records of LICENSOR related to the Technology (in whatever form or medium), including (i) client, customer, prospect, supplier, dealer and distributor lists and records, (ii) information regarding referral sources, (iii) product catalogs and brochures, (iv) sales and marketing, advertising and promotional materials, (v) research and development materials, reports and records, (vi) production reports and records, (vii) equipment logs, (viii) service, warranty and claim records, (ix) material safety data sheets, (x) quotations and bids, (xi) operating guides and manuals, (xii) correspondence, (xiii) books, records, journals and ledgers, (xv) evidence of conception and reduction to practice and (xv) product ideas and developments.

2.	GRANT OF LICENSE

2.1  Scope of License Grants.      Subject to the terms and conditions of this Agreement, LICENSOR hereby grants and LICENSEE hereby accepts, subject to the terms and conditions hereinafter set forth, a worldwide, perpetual and exclusive right, license and privilege to use the Technology and Intellectual Property Rights to manufacture, use, market, rent, sublicense or otherwise distribute gaming products.

2.2   Included Patent License.      LICENSOR further grants to LICENSEE and its sublicensees, the worldwide, perpetual, fully paid-up, royalty-free, and exclusive license under any patents or patent applications owned or licensed by LICENSOR at any time to the extent necessary to exercise any right and license granted under this Agreement.

2.3   Sublicense.      LICENSEE shall not be permitted to sublicense its rights hereunder with respect to the Technology and Documentation except (a) to its affiliates or subsidiaries, (b) to end-users or customers, or (c) otherwise with the prior written consent of LICENSOR. Except as expressly set forth above, LICENSEE shall retain full discretion with respect to all decisions relating to development, distribution and marketing of the Technology, including, without limitation, the determination to develop, introduce or withdraw any product, and the terms, conditions, and pricing of the applicable product. LICENSEE shall have no obligation to promote the Technology, or to continue any such promotion once commenced.

3.	LICENSE FEE

3.1   Common Shares.      LICENSEE shall issue to LICENSOR, as a licensing fee for the Technology and Intellectual Property Rights, Six Million (6,000,000) shares of common stock of LICENSEE, par value $0.001 per share (the “Common Shares”), in accordance with the following share issuance schedule:

Shares to be issued	Issuance Date

3,000,000 after the Stock Split	Within seven (7) days of the Effective Date

1,500,000	The first (1st) anniversary of the Effective Date

1,500,000	The second (2nd) anniversary of the Effective Date

3.2   Registration of Common Shares.      LICENSEE shall use commercially reasonable effort to file a registration statement on Form SB-2 (or such other form as may be available) to register the Common Shares issued in the First Tranche under the Securities Act of 1933, as amended (the “Act”), within ninety (90) days of the Effective Date.

3.3   Adjustment.      If LICENSEE at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the number of Common Shares shall be proportionately adjusted to reflect the increase or reduction in the value of each such Common Shares.

3.4   Licensee Fee.      LICENSEE shall pay to LICENSOR license fee equal to Two Million Five Hundred Thousand U.S. dollars ($2,500,000.00) (the “License Fee”) in cash or cash equivalent via wire transfer of immediately available funds to an account designated by LICENSOR, of which Five Hundred Thousand U.S. Dollars ($500,000.00) (the “First Payment”) shall be paid within seven (7) days of the Effective Date, and the rest Two Million U.S. dollars ($2,000,000.00) (the “Second Payment”) shall be paid in accordance with the following payment schedule:

Amount to be paid	Payment Date

$500,000.00	January 31, 2007

$500,000.00	June 30, 2007

$500,000.00	January 31, 2008

$500,000.00	June 30, 2008

4.	LICENSEE’S RIGHT TO CANCEL ISSUANCE OF COMMON SHARES AND PAYMENT OF LICENSE FEE

4.1      Cancellation of Issuance of Common Shares and Payment of License Fee.      Notwithstanding any provisions contained herein to the contrary, upon the occurrence of any Event of Default by LICENSOR, LICENSEE may, at its option, in addition to any other remedy or right it has hereunder or by law, cancel the issuance of unissued Common Shares and/or payment of the Second Payment of License Fee.

4.2   Exercise of Licensee’s Cancellation Right.      LICENSEE shall exercise its cancellation right by giving written notice to LICENSOR within thirty (30) days after the termination of this Agreement due to an Event of Default.

4.3   Fundamental Right.      The parties hereto hereby agree that the LICENSEE’s cancellation right as provided in this Section 4 is fundamental to the agreement between the parties hereby.

5.	ROYALTIES

5.1    Royalty Obligation.      LICENSEE shall pay to LICENSOR a royalty of Twenty U.S. dollars ($20.00) for every SMARTBOOK sold by LICENSEE after the Effective Date (the “Royalties”).

5.2   Payment.      All payments hereunder shall be made in U.S. dollars via wire transfer of immediately available funds to an account designated by LICENSOR within sixty (60) days of the end of each calendar quarter.

5.3   Accounting and Audit.      (a) LICENSEE shall provide LICENSOR with a statement setting forth the number of SMARTBOOK units sold during each quarter within sixty (60) days of the end of each calendar quarter, beginning with the quarter ended September 30, 2006. (b) LICENSEE shall maintain and keep for a period of at least three (3) years, complete and accurate records in sufficient detail to enable any royalties which shall have accrued hereunder to be determined. (c) Upon the request of LICENSOR, but not exceeding once in any year, LICENSEE shall permit during normal business hours an independent public accountant, selected by LICENSOR and reasonably acceptable to LICENSEE, to have access to all such records of LICENSEE as may be necessary to verify the accuracy of the royalty reports and payments submitted to LICENSOR hereunder. (d) Any such audit of LICENSEE’s records shall be at the expense of LICENSOR, except that if any such inspection reveals a deficiency in royalties actually paid to LICENSOR hereunder in any year of ten percent (10%) or more of the amount of the royalties actually due to LICENSOR hereunder, then the expense of such audit shall be borne promptly by LICENSEE. (e) If such audit reveals a surplus in royalties actually paid to LICENSOR by LICENSEE, LICENSOR shall refund to LICENSEE the surplus amount within thirty (30) days after such audit.

6.	TECHNOLOGY TRANSFER, TRAINING AND ASSISTANCE

6.1   Deliverables and Technical Assistance.      LICENSOR shall disclose and deliver to LICENSEE in the form reasonably satisfactory to LICENSEE, prior to the Effective Date, (a) a complete copy of the drawing of the SMARTBOOK and all of its components as listed on Exhibit D; (b) a full description of the specific equipment, components of SMARTBOOK or support systems, if any, which are required for the use of such Technology as listed on Exhibit E; (c) information regarding the required training, if any, for using such Technology and the required maintenance, if any, as listed on Exhibit F; (d) to the best of its knowledge, a list of comparable technology utilized in the development of the Technology or SMARTBOOK, as listed on Exhibit G; (e) a list of all Intellectual Property Rights LICENSOR owns with respect to the Technology or SMARTBOOK in any applicable jurisdiction, as listed on Exhibit H; (f) a list of customers to whom LICENSOR has sold gaming products (the “Existing Customers”) and the number of gaming products sold in the past three (3) years, as well as any open orders for delivery on or after the Effective Date, as listed on Exhibit I; and (g) any other information necessary for LICENSEE to effectuate the license of the Technology. LICENSOR shall thereafter from time to time disclose in writing to LICENSEE all LICENSOR Enhancements to the Technology or SMARTBOOK, including any Documentation therefor in reproducible form. In addition, from time to time during the term of this Agreement, and at LICENSEE’s request, LICENSOR shall provide to LICENSEE reasonable technical assistance, including, but not be limited to, technical support, installation and implementation services.

  6.2 Training.      LICENSOR shall provide to LICENSEE initial training on the use of the Technology and Intellectual Property Rights and manufacturing of SMARTBOOK for at least twelve (12) months following the Effective Date. The training shall be held at LICENSOR’s facilities, at such times and frequency as LICENSEE, at its sole discretion, may reasonably request. LICENSEE shall bear the travel and living expenses of its personnel attending such training and LICENSOR shall bear all other expenses relating to such training.

6.3   Marketing and Sales Support.      Upon request of LICENSEE, LICENSOR shall provide to LICENSEE reasonable marketing and sales support to assist LICENSEE in its sales efforts during the first twenty-four (24) months after the Effective Date. Such assistance may include, but not be limited to, participating in sales meetings, demo training and presentation assistance.

6.4   Third Party Component.     Schedule 6.4 sets forth a description of all agreements, arrangements, licenses and contact information between LICENSOR and any third party required or necessary for the manufacturing of the gaming products or SMARTBOOK devices (the “Third Party Arrangements”). During the term of this Agreement, LICENSOR agrees to assign to LICENSEE the Third Party Arrangements, including but not limited to all arrangements for third party component of SMARTBOOK or software, hardware and peripherals to be bundled with, but not incorporated into, the Technology (or any applications therefor), such that LICENSEE shall be entitled, but not obligated, to procure such third party component, software, hardware and peripherals through LICENSOR, on the same terms and conditions as LICENSOR. LICENSOR hereby assigns to LICENSEE all representations and warranties, and all of the benefits relating thereto, received by LICENSOR from such third parties with respect to such third party component, software, hardware and peripherals. LICENSOR shall promptly provide, at LICENSEE’s request, all information including, without limitation, purchase orders, invoices, cost or pricing schedules, and product brochures, related to third party components, so that LICENSEE may determine the benefit LICENSOR is entitled from dealings with such third party.

7.	INTELLECTUAL PROPERTY

7.1   Copyright Ownership.      (a) LICENSEE shall own any and all right, title and interest in and to the LICENSEE Enhancements, including any intellectual property rights therein; and LICENSOR shall own any and all right, title and interest in and to the Technology and Intellectual Property Rights including the LICENSOR Enhancements. (b) Each party shall execute such documents and make such filings, including without limitation, copyright assignments and registrations, as LICENSOR or LICENSEE may deem appropriate to affect the intent of this Section 6.1.

8.	REPRESENTATIONS AND WARRANTIES

8.1   Representations and Warranties of LICENSEE.      LICENSEE hereby represents and warrants:

         (a)        LICENSEE is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         (b)        LICENSEE is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         (c)        This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.2    Representations and Warranties of LICENSOR.      LICENSOR hereby represents and warrants:

         (a)        LICENSOR is duly organized and validly existing under the laws of the jurisdiction of its incorporation and have full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         (b)        LICENSOR is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         (c)        LICENSOR is purchasing the Common Shares solely for LICENSOR’s own account for investment and not with a view to or for sale or distribution and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Common Shares in any transaction other than a transaction complying with the registration requirements of the Act, or pursuant to an exemption therefrom. LICENSOR also represents that the entire legal and beneficial interest of the Common Shares is being purchased by LICENSOR for LICENSOR’s account and is purchased neither in whole nor in part for any other person or entity.

         (d)        LICENSOR has completed an Accredited Investor Questionnaire as requested by LICENSEE to document LICENSOR’s status as an “Accredited Investor” as defined in Regulation D promulgated under the Act. Such Accredited Investor Questionnaire is complete and accurate. LICENSOR is aware that LICENSEE is relying upon the accuracy of that Accredited Investor Questionnaire in issuing Common Shares to LICENSOR.

         (e)        LICENSOR has had the opportunity to investigate fully the investment in LICENSEE through issuance of the Common Shares by LICENSEE pursuant to this Agreement, including, without limitation (i) the opportunity to discuss the LICENSEE’s business and financial condition, properties, operations and prospects with the LICENSEE’s management and ask questions of executive officers of LICENSEE, which questions, if any, were answered to LICENSOR’s satisfaction, and (ii) access to all material books and records of LICENSEE and all material contracts and documents relating to the offering of Common Shares pursuant to this Agreement.

         (f)        LICENSOR has carefully reviewed this Agreement, is experienced in evaluating and investing in companies involving business operation comparable to that of LICENSEE, is able to fend for itself, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Shares. LICENSOR understands the risks associated with investments in companies in gaming industry in general and in LICENSEE in particular. LICENSOR is able to sustain the loss of LICENSOR’s entire investment in the Common Shares. LICENSOR has not been organized for the purpose of acquiring the Common Shares.

         (g)        The execution, delivery and performance of this Agreement by LICENSOR (i) does not require the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over LICENSOR and (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to LICENSOR.

         (h)        LICENSOR understands that the Common Shares have not been registered under the Act, in reliance upon an exemption from registration. Such exemption depends upon, among other things, the good faith nature of LICENSOR’s investment intent stated in this Agreement and LICENSOR’s qualified status as an Accredited Investor as described hereinabove. LICENSOR understands that the Common Shares must be held indefinitely, unless the Common Shares subsequently are registered under the Act, or unless an exemption from registration is otherwise available. LICENSOR understands that LICENSEE is not obligated to register the Common Shares. LICENSOR understands that the Common Shares may not be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement under the Act, and applicable state securities laws or an opinion of counsel reasonably acceptable to LICENSEE that such registration is not required. LICENSOR understands that the certificates representing the Common Shares will be imprinted with substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER (WHO IS REASONABLY ACCEPTABLE TO THE CORPORATION) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH OFFER OR SALE. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

         (i)        This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         (j)        LICENSOR owns all right, title and interest in and to the Technology, the Documentation, and Intellectual Property Rights free and clear of all encumbrances (including royalty or other payments), and in the case of any third party component or technology LICENSOR has the right to grant a sublicense to use such third party component or technology. LICENSOR is the official and sole owner of record of Technology and Intellectual Property Rights. To the knowledge of LICENSOR, no Technology or Intellectual Property Rights have has been infringed by any person. Each LICENSOR employee or consultant who have created any portion of the Technology or Intellectual Property Rights is subject to a written agreement assigning ownership thereof to LICENSOR; none of the foregoing are subject to any lien, encumbrance or other adverse claims or any nature, and LICENSOR has full and exclusive right to grant all licenses and rights granted herein.

         (k)        The Technology, Documentation, and Intellectual Property Rights have not been published or disclosed under circumstances that have caused loss of copyright or trade secret status therein, and that the use of the Technology or Intellectual Property Rights as contemplated herein does not infringe any patent, copyright or other proprietary rights (including trade secrets) of any third party. There is no threatened or pending litigation relating any of the Technology or Intellectual Property Rights, or affecting or challenging the ability of LICENSOR to perform its obligations hereunder.

         (l)        To knowledge of LICENSOR, all Technology and Intellectual Property Rights are valid and enforceable, and no person has asserted that any Technology or Intellectual Property Right is invalid or not enforceable. All Technology and Intellectual Property Rights that are registered are in full force and effect, and all actions required to keep such rights pending or in effect or to provide full available protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken, and no such registered Technology or

Intellectual Property Right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights. All products using the Technology or covered by Intellectual Property Rights that are registered and all usages of Technology or Intellectual Property Rights have been marked with the appropriate patent, trademark or other marking required or desirable to maximize available damage awards.]

         (m)        The Technology or Intellectual Property Rights contains no third party technology and there are no royalties payable by or to any person with respect to the Technology or Intellectual Property Rights.

         (n)        LICENSOR has fully complied with applicable laws, regulations, rules with respect to the Technology, Intellectual Property Rights and SMARTBOOK, and obtained from appropriate regulatory authorities all licenses and approvals necessary for LICENSOR to perform under this Agreement.

         (o)        LICENSOR has not taken any action, or failed to take any action, that might have an effect of estopping or otherwise limiting its rights to enforce the Intellectual Property Rights against any person.

         (p)        In addition to any other express and implied warranties provided by law or otherwise, the Technology, SMARTBOOK or other products manufactured using the Technology shall conform to all of their specifications, drawings, samples and other descriptions thereof and shall be free from material defects in design, workmanship and materials that prevent them from substantially meeting the aforementioned criteria. Except as listed on Schedule 8.2(p), none of the Technology, SMARTBOOK, or other products manufactured using the Technology provided by LICENSOR to LICENSEE pursuant to this Agreement has been the subject of any product recall (whether voluntary or involuntary) or general service action during the past five years. In addition, LICENSOR hereby expressly warrants that the Technology, SMARTBOOK or other products manufactured using the Technology be merchantable and fit for the particular purpose of LICENSEE for which intended including but not limited to manufacturing of gaming products using the Technology and SMARTBOOK.

         (q)        LICENSOR has not relied upon LICENSEE for legal or tax advices, and has in all cases sought or elected not to seek advices of LICENSOR’s own legal counsel or tax advisers.

         (r)        LICENSOR fully understands and hereby acknowledges that upon execution of this Agreement, LICENSEE shall have the exclusive and perpetual license to use the Technology to manufacture, market and distribute gaming products including SMARTBOOK. LICENSOR hereby represents and warrants that on or after the Effective Date it shall not (i) manufacture gaming products using the Technology or SMARTBOOK for its own account or any third party other than for LICENSEE and its affiliates, or use manufacture any similar products that compete against LICENSEE in any way or anywhere in the world; (ii) market, distribute, sell or otherwise handle gaming products using the Technology or SMARTBOOK to or for any third party other than for LICENSEE and its affiliates, or market, distribute, sell or otherwise handle any similar products that compete against LICENSEE; or (iii) contact any Existing Customers or LICENSEE’s customers or suppliers under any circumstances. LICENSOR further represents and warrants that it shall promptly forward any customer orders for gaming products using the Technology or SMARTBOOK it may receive on or after the Effective to LICENSEE, and that any revenue from sale of gaming products using the Technology or in connection with SMARTBOOK on or after the Effective Date shall belong to LICENSEE and be paid to LICENSEE immediately upon written request from LICENSEE.

9.	INDEMNIFICATION

9.1   Infringement Indemnification by LICENSOR.      LICENSOR shall indemnify and defend LICENSEE, its affiliates, their sublicensees and their respective officers, directors, employees and agents against all claims (a) that LICENSOR has breached any of its representations and warranties hereunder; or (b) that the development, manufacturing, distribution, use, licensing, sublicensing or sale of the Technology, Intellectual Property Rights, SMARTBOOK or other product using the Technology or covered by Intellectual Property Rights including LICENSOR Enhancements infringe any patent, copyright, trademark, or trade secret rights of a third party. In addition, LICENSOR shall pay all costs, damages, and attorney fees arising from or in connection with any such claim. LICENSOR further agrees to submit to personal jurisdiction in any forum in which LICENSEE may be sued on any claim subject to indemnification.

9.2   Infringement Indemnification by LICENSEE.      LICENSEE shall indemnify and defend LICENSOR, its affiliates, their sublicensees and their respective officers, directors, employees and agents against all claims (a) that LICENSEE has breached any of its representations and warranties hereunder; or (b) that the development, distribution, use, licensing, sublicensing or sale of the LICENSEE Enhancements infringes any patent, copyright, trademark, or trade secret rights of a third party, and LICENSEE will pay all costs, damages, and attorney fees arising from or in connection with any such claim. LICENSEE further agrees to submit to personal jurisdiction in any forum in which LICENSOR may be sued on any claim subject to indemnification.

9.3   Condition to Indemnification.      The foregoing indemnities are conditioned on (1) prompt written notice of any claim or proceeding subject to indemnity; (2) reasonable cooperation by the indemnified party in the defense and settlement of such claim at the expense of indemnifying party; and (3) prior written approval by the indemnifying party of any settlement, which approval shall not be unreasonably withheld.

10.	EVENTS OF DEFAULT

        LICENSOR shall be deemed to be in default of this Agreement if:

         (a)        LICENSOR materially breaches its representations and warranties hereunder;

         (b)        The SMARTBOOK or other products manufactured by LICENSEE using the Technology in accordance with the specification provided by LICENSOR fails to meet the applicable regulatory requirement of said product or prevailing gaming industry standard;

         (c)        LICENSOR fails after thirty (30) days written notice from LICENSEE to comply with any of LICENSOR’s obligations under this Agreement;

         (d)        LICENSOR is unable to pay its liabilities when due, or makes any assignment for the benefit of creditors, or files any petition under any federal or state bankruptcy statute, or be adjudicated a bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy shall be appointed under the laws of the United States or any state, and in the case of any involuntary filing only, such impediment is not removed within thirty (30) days from the inception of same;

         (e)        during the term of this Agreement any of LICENSOR’s gaming licenses, if any, or any other licenses, permits, or approvals with respect to the Technology, Intellectual Property Rights or SMARTBOOK that are necessary for LICENSOR to perform its obligations under this Agreement are suspended, revoked or otherwise made ineffective by any gaming regulatory agency; or

         (f)        LICENSOR fails to provide the information as provided in Section 19.2 hereunder, which, in reasonable opinion of LICENSEE, would jeopardize the gaming licenses, permits, or status of LICENSEE or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority worldwide.

11.	TERM AND TERMINATION

11.1   Term.      This Agreement shall commence on the Effective Date and shall continue until terminated as set forth hereinafter.

11.2   Termination.      (a) In the event of occurrence of any Event of Default, LICENSEE may terminate this Agreement upon thirty (30) days written notice to LICENSOR and such breach is not cured within such thirty (30) day period. (b) In the event LICENSEE fails to issue the Common Shares or make the payments of the License Fee as provided in Sections 3.1 or 3.4, respectively, and fails to cure such default within ninety (90) days after receiving a written notice from LICENSOR of such default, LICENSOR may terminate this Agreement. (c) Notwithstanding any provisions to the contrary in this Section, each party may terminate this Agreement immediately upon written notice thereof if the other party petitions for reorganization under applicable bankruptcy laws, is adjudged bankrupt, has a receiver appointed for its business or makes an assignment for the benefit of its creditors. (d) Notwithstanding to the effect that this Agreement is terminated by any party for any reason, both parties hereto agree that LICENSEE may continue to (i) manufacture the gaming products on purchase orders received by LICENSEE prior to the termination; and (ii) market and distribute the gaming products already manufactured by or for LICENSEE prior to the termination or to be manufactured by or for LICENSEE on purchase orders received by LICENSEE prior to the termination.

12.	LICENSEE’S REMEDIES

Upon the occurrence of any Event of Default by LICENSOR, LICENSEE may, at its option, in addition to any other remedy or right it has hereunder or by law, (i) terminate this Agreement; (ii) cancel the issuance of unissued Common Shares pursuant to Section 4; (iii) cancel the payment of the Second Payment of License Fee; and (iv) stop paying the Royalties. In addition

LICENSEE shall be entitled to the return the First Payment, Second Payment paid, and Royalties paid without interest.

13.	CUMULATIVE REMEDIES

In the event of an Event of Default, breach or threatened default or breach on the part of either party, specific remedies, including termination of this Agreement, to which the other party may resort shall be cumulative and shall not be exclusive of any other remedies to which it may be lawfully entitled in law or in equity, at any time.

14.	RIGHTS IN BANKRUPTCY

All rights and licenses granted under or pursuant to this Agreement by LICENSOR to LICENSEE shall be deemed, for purposes of Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(52) of the Bankruptcy Code. The parties agree that LICENSEE, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against LICENSOR under the Bankruptcy Code, LICENSEE shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, including Object Code and Source Code formats and all Documentation as of the commencement of a bankruptcy proceeding. Such materials, if not already in its possession, shall be promptly delivered to LICENSEE (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by LICENSEE, unless LICENSOR elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of LICENSOR upon written request therefor by LICENSEE.

15.	Accrued Rights and Remedies

Termination of this Agreement shall be without prejudice to any other rights or remedies then or thereafter available to either party under this Agreement or otherwise and shall not affect in any way any party’s waiver of or failure to take action with respect to any previous default hereunder. Termination or expiration of this Agreement for any reason shall not affect any rights or obligations accruing prior to the effective date of such termination or expiration.

16.	Survival

Sections 2, 4, 6, 7, 8, 9, 11.2, 12, 13, 14, 15, 16, 17 and 18 shall survive termination of this Agreement.

17.	CONFIDENTIAL INFORMATION

17.1   Confidential Information.      “Confidential Information” means any information, report, document or other materials (including, but not limited to, schematics, specifications, circuits, diagrams, specimens, samples, prototypes, models and data regardless of how stored) disclosed or provided to the other party during this Agreement which is of a trade secret, confidential, proprietary or like undisclosed nature or is identified as such, or in the case of LICENSOR, the Technology including LICENSOR Enhancements, and the Documentation, and any other information concerning LICENSOR’s products, and in the case of LICENSEE, the LICENSEE Enhancements and any other information concerning LICENSEE’s products, including but not limited to computer hardware and software and/or its individual components, services, customers, suppliers, internal methods and techniques, marketing and distribution plans and activities, or business which is not generally known.

17.2    Confidentiality Obligation.      Subject to the rights and licenses granted herein, all Confidential Information shall be retained by the receiving party in confidence for the term of this Agreement and indefinitely thereafter and shall not be used except in connection with performance under this Agreement.

17.3   Exceptions.      Nothing in this Agreement shall in any way restrict the right of a receiving party to use, disclose, or otherwise deal with any information which (i) was already known to the receiving party at the time of disclosure as evidenced by written documents in the receiving party’s possession prior to disclosure; or (ii) was generally available to the public or becomes publicly known through no wrongful act of the receiving party; or (iii) was received by the receiving party from a third-party who had a legal right to provide it; or (iv) was developed independently of knowledge of Confidential Information received by the receiving party from the disclosing party.

17.4   Standard of Care.      The receiving party agrees to exercise the same care and safeguards with respect to Confidential Information disclosed by the disclosing party as used to maintain the confidentiality of its own information of like character, but in any event a reasonable degree of care.

18.	TAXES

LICENSOR shall be responsible for the payment during the term of this Agreement of any taxes and similar governmental charges arising from LICENSOR’s ownership of its rights in the Technology and SMARTBOOK. LICENSEE shall be responsible for and shall pay any taxes or governmental charges arising from the license and use by LICENSEE of the Technology pursuant to this Agreement, except for any federal, state or local income taxes relating to royalty payments received by LICENSOR under this Agreement.

19.	COMPLIANCE WITH LAWS

19.1   Contingency.

(a)      This Agreement is contingent on any necessary initial and continued approvals and licenses from any regulatory authorities having jurisdiction over the parties or the subject matter of this Agreement. Each party shall promptly apply to the appropriate regulatory authorities for any licenses and approvals necessary for that party to perform under this Agreement; shall diligently pursue its applications and pay all associated costs and fees; and shall otherwise cooperate with any requests, inquiries, or investigations of any regulatory authorities or law enforcement agencies in connection with LICENSEE, LICENSOR or their affiliates, or this

Agreement. If any license or approval necessary for either party to perform under this Agreement is denied, suspended, or revoked, this Agreement shall be void effective the date of denial, suspension or revocation, provided, however, that if the denial, suspension, or revocation affects performance of the Agreement in part only, the parties may by mutual agreement continue to perform under this Agreement to the extent it is unaffected by the denial, suspension, or revocation.

(b)      This Agreement is contingent on any necessary initial and continued approvals and licenses from any regulatory authorities having jurisdiction over the parties or the subject matter of this Agreement. Each party shall promptly apply to the appropriate regulatory authorities for any licenses and approvals necessary for that party to perform under this Agreement; shall diligently pursue its applications and pay all associated costs and fees; and shall otherwise cooperate with any requests, inquiries, or investigations of any regulatory authorities or law enforcement agencies in connection with LICENSEE, LICENSOR or their affiliates, or this Agreement. If any license or approval necessary for either party to perform under this Agreement is denied, suspended, or revoked, this Agreement shall be void effective the date of denial, suspension or revocation, provided, however, that if the denial, suspension, or revocation affects performance of the Agreement in part only, the parties may by mutual agreement continue to perform under this Agreement to the extent it is unaffected by the denial, suspension, or revocation.

19.2   LICENSOR Acknowledgment.      LICENSOR acknowledges that LICENSEE, as a company operating under privileged licenses in a highly regulated industry, maintains certain compliance program, if any, to protect and preserve the name, reputation, integrity, and good will of LICENSEE and its subsidiaries and affiliates through a thorough review and determination of the integrity and fitness, both initially and thereafter, of any person or company that performs work for those companies or with which those companies are otherwise associated, and to monitor compliance with the requirements established by gaming regulatory authorities in various jurisdictions around the world. This Agreement and LICENSEE’s association with LICENSOR are contingent on the continued approval under LICENSEE’s compliance program. LICENSOR shall cooperate with LICENSEE as reasonably requested by LICENSEE and provide LICENSEE with such information as it may request. LICENSEE, acting reasonably under its compliance program, shall have the right to withdraw its approval of this Agreement or LICENSOR for reasons reasonably related to LICENSEE’s suitability, in which case this Agreement shall be void and neither party shall have any rights hereunder. In addition, LICENSOR shall promptly provide LICENSEE with all information reasonably requested by LICENSEE with respect to LICENSOR’s, including LICENSOR’s officers’, directors’ and controlling shareholders’, financial condition, litigation, indictments, criminal proceedings, and the like, in which they are or may have been involved, if any, in order for LICENSEE to determine that no such information would disclose any fact which would jeopardize, in any manner, any gaming licenses or permits held by LICENSEE or its subsidiaries or affiliates with any gaming commission, board or similar regulatory agency worldwide.

20.	REGULATORY APPROVAL

LICENSOR acknowledges that LICENSEE has adopted and therefore is required to comply with certain technical specifications for gaming devices or equipment adopted by Peru, Columbia, Venezuela and Argentina and that the equipment manufactured, marketed, or distributed by LICENSEE must comply with such technical specifications and applicable technical equipment standards (collectively, the “Technical Equipment Standards;” attached hereto as Exhibit J) for such gaming devices or equipment in jurisdictions where LICENSEE or its subsidiaries or affiliates operate the Business. LICENSOR hereby represents and warrants that the Technology and SMARTBOOK have been approved by the applicable gaming regulatory authorities in jurisdictions listed in Schedule 20 for use in gaming products or other gaming devices, and that the Technology and SMARTBOOK satisfy any applicable Technical Equipment Standards. LICENSOR further represents and warrants that it shall use its best effort to assist LICENSEE in obtaining and complying with applicable regulatory approvals for gaming products using Technology or SMARTBOOK from countries other than those listed above where LICENSEE intends or plans to market or distribute the gaming products manufactured by LICENSEE under this Agreement.

21.	MISCELLANEOUS

21.1   Equitable Relief.      Each party acknowledges and agrees that the other party may be damaged irreparably in the event of any of the provision of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each party hereto agrees that the other party shall be entitled to any injunction or injunctions to prevent breaches of the provisions hereof, in addition to any other remedies to which such party may be entitled, by this Agreement, in equity or at law. If any action is brought by a party to specifically enforce this Agreement, the breaching party shall and hereby agrees to waive any defense that there is an adequate remedy at law.

21.2   Further Assurances.      Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

21.3   Binding Effect.      This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors and assigns.

  21.4 Governing Law; Jurisdiction and Venue.      This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the state of California except with respect to its rules relating to conflict of laws. In any legal action relating to this Agreement, LICENSOR agrees and consents the exclusive jurisdiction and venue of the state and federal courts in Los Angeles County, California.

21.5   Notices.      All notices, consents, requests, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight deliver service, or (d) sent by telephonic facsimile transmission and, pending the designation of another address, addressed as follows:

If to LICENSOR:	K.C. Technology Suite 1111, Hang Lung Center AR 2-28 Paterson Street Causeway Bay, Hong Kong Attention: Fax No.:

with copy to:	Law Office of Sunny Lok Greatmany Centre, 20/F 111, Queen's Road East Wanchai, Hong Kong Attention: Sunny Lok, Esq. Fax No.: ____________________

If to LICENSEE:	Chilco River Holdings Inc. 355 Lemon Ave. Suite C Walnut, CA 91789 Attention: Tom Liu, President & Chief Executive Officer Fax No.: (909) 869-8444

with copy to:	Dorsey & Whitney, LLP Republic Plaza Building, Suite 4700 370 Seventeenth Street Denver, Colorado 80202 Attention: Kenneth G. Sam, Esq. Fax No.: (303) 629-3450

21.6   Entire Agreement and Counterparts.      This Agreement, including the attachments hereto which are incorporated as an integral part of this Agreement, sets forth the entire agreement of the parties with respect to the subject matter hereof, superseding in all respects any and all prior oral or written agreements or understandings between them pertaining to the transactions contemplated by this Agreement. This Agreement shall be amended or modified only by written instrument signed by the parties. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement.

21.7   Headings.      Section and article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

21.8   Assignment.      This Agreement may not be assigned or otherwise transferred by LICENSOR or LICENSEE without the prior written consent of the other party; provided however, that LICENSEE shall have the right to assign its rights and obligations under this Agreement to any affiliate or subsidiary or in connection with a merger, acquisition or sale of substantially all of the assets to which this Agreement relates. Any assignment which is not in accordance with this Section will be void.

21.9   Severability.      Each and every provision of this Agreement shall be deemed valid, legal and enforceable in all jurisdictions to the fullest extent possible. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be adjusted and reformed rather than voided, if possible, in order to achieve the intent of the parties. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction which cannot be adjusted and reformed shall for the purposes of that jurisdiction, be voided. Any adjustment, reformation or voidance of any provisions of this Agreement shall only be effective in the jurisdiction requiring such adjustment or voidance, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or adjusting, reforming, voiding or rendering that provision or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

21.10   Relationship of Parties.      This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor.

21.11   Mutual Drafting.      This Agreement is the product of mutual drafting by the parties hereto. No provision of this Agreement shall be interpreted in favor of, or against, any of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

[The Signature Page Follows]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed below by their duly authorized representatives as of the date first written above:

CHILCO RIVER HOLDINGS INC.

By:   /s/ Tom Liu
       ________________________
Name:  Tom Liu
Title:  President & Chief Executive Officer

K.C. TECHNOLOGY

By:  /s/ Rony Feng
        ________________________
Name:   Rony Feng
Title: General Manager

SCHEDULE 6.4

Third Party Arrangements

SCHEDULE 8.2(p)

Product Recall

SCHEDULE 20

Governmental Approval

EXHIBIT A

Documentation

EXHIBIT B

Gaming Product Specifications

EXHIBIT C

SMARTBOOK Specifications

EXHIBIT D

SMARTBOOK Drawing and Components

EXHIBIT E

SMARTBOOK Equipment and Components

EXHIBIT F

Training Information

EXHIBIT G

Comparable Technology

EXHIBIT H

Intellectual Property Rights

EXHIBIT I

List of Existing Customers; Sale Volume; Open Orders

EXHIBIT J

Technical Equipment Standards